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                                                                      EXHIBIT 4

                      NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS
                         EXECUTIVE RETIREMENT SAVINGS PLAN


EFFECTIVE DATE OF PLAN:  OCTOBER 1, 1994

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                      NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS
                         EXECUTIVE RETIREMENT SAVINGS PLAN

                                   TABLE OF CONTENTS

ARTICLE                                                                 PAGE
          Preamble                                                      1

1         Definitions                                                   1

2         Participation in the Plan                                     4

3         Accounts Under the Plan                                       4

4         Accrual of Benefits                                           5

5         Vesting                                                       7

6         Distributions to Participants                                 8

7         Amendment or Termination of the Plan                          9

8         Plan Administration                                           9

9         Miscellaneous                                                11

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                                       PREAMBLE

     The NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS (the "Company") hereby establishes the National Corporation for Housing Partnerships Executive Retirement Savings Plan (the "Plan"), effective as of the date specified herein. The Company intends to establish and maintain the plan as an unfunded retirement plan for a select group of management or highly compensated employees.

     The purpose of the Plan is to permit designated executives of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals in excess of those permitted under the National Corporation for Housing Partnerships 401(k) Retirement Plan and to receive discretionary matching and additional Company contributions that are precluded by the provisions of that plan or by applicable law.

                                       ARTICLE 1.

                                      DEFINITIONS

     As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

     1.1 "Account" means amounts credited to a Participant under the Plan or the aggregate of all of a Participant's accounts. The Plan includes the following types of Accounts:

          (a)  Salary Reduction Accrual Account;

          (b)  Matching Contribution Account; and

          (c)  Company Contribution Account.

     1.2  "Allocation Date" means the last day of any Plan Year.

     1.3 "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

     1.4 "Board of Directors" or "Board" means the board of directors of the Company.

     1.5  "Committee" means the committee appointed in accordance with Section
8.1 to administer the Plan.

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     1.6  "Company" means National Corporation for Housing Partnerships, a
District of Columbia corporation, and any successor thereto. Any affiliate of the Company as designated by the Board may also adopt this Plan with the consent of the Board and the affiliate will then carry out the administration of the Plan with respect to its own employees.

     1.7 "Company Contribution" means an amount credited to a Participant's Account in accordance with Section 4.1.3.

     1.8 "Company Contribution Account" means the account established to record the accrual of Company Contributions on a Participant's behalf.

     1.9 "Compensation" means the aggregate compensation paid to a Participant by the Company for a Plan Year, including salary, overtime pay, commissions, bonuses and all other items that constitute wages within the meaning of section 3401(a) of the Code. Compensation also includes Salary Reduction Accruals under this Plan and any elective deferrals under cash-or-deferred arrangements or cafeteria plans that are not includible in gross income by reason of sections 125 or 402(a)(8) of the Code but does not include any other amounts contributed pursuant to, or received under, this Plan or any other plan of deferred compensation.

     1.10 "Disability" means a mental or physical condition that, in the opinion of a licensed physician approved by the Committee, renders a Participant permanently incapable of satisfactorily performing his usual duties for the Company or the duties of such other position as the Company may make available to him for which he is qualified by reason of training, education or experience.

     1.11 "Early Retirement Date" means the later of (a) a Participant's fifty-fifth (55th) birthday or (b) his completion of five (5) Years of Service.

     1.12 "Effective Date" means October 1, 1994, the date on which this Plan went into effect.

     1.13 "Eligible Employee" means an employee of the Company who holds the position of vice president or higher and participates in the Corporate Bonus Plan.

     1.14 "Entry Date" means the Effective Date and each January 1st, April 1st, July 1st or October 1st thereafter.

     1.15 "Matching Contribution" means an amount credited to a Participant's Account in accordance with Section 4.1.2.

     1.16 "Matching Contribution Account" means the account established to record the accrual of Matching Contributions on a Participant's behalf.

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     1.17 "Participant" means any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 2.1.

     1.18 "Plan" means the National Corporation for Housing Partnerships Executive Retirement Savings Plan, as set forth herein and as from time to time amended.

     1.19 "Plan Year" means the accounting year of the Plan, which ends on December 31st.

     1.20 "Qualified Plan" means the National Corporation for Housing Partnerships 401(k) Retirement Plan, as from time to time amended.

     1.21 "Salary Reduction Accrual" means an amount credited to the Salary Reduction Accrual Account pursuant to a Salary Reduction Agreement.

     1.22 "Salary Reduction Accrual Account" means the account established to record Salary Reduction Accruals authorized by Participants under the terms of this Plan.

     1.23 "Salary Reduction Agreement" means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Compensation and the Company agrees to credit him with Salary Reduction Accruals under this Plan.

     1.24 "Termination of Employment" means a Participant's or former Participant's separation from the service of the Company (including all affiliates of the Company) by reason of his resignation, retirement, discharge or death.

     1.25 "Trust" or "Trust Fund" means any trust established to hold amounts set aside by the Company in accordance with Section 4.4.

     1.26 "Trustee" means Fidelity Management Trust Company and any additional or successor trustee of the Trust Fund.

     1.27 "Valuation Date" means any Allocation Date and any other date as of which the value of Participants' Accounts is determined.

     1.28 "Years of Service" means the total number of years for which a Participant has received credit toward vesting under the Qualified Plan.

     1.29 Rules of construction

     1.29.1. Governing law. The construction and operation of this Plan is governed by the laws of the District of Columbia.

     1.29.2. Undefined terms. Unless the context clearly requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Qualified Plan.

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     1.29.3.   Headings.  The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

     1.29.4. Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

     1.29.5. Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

     1.29.6. Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

                                     ARTICLE 2.

                              PARTICIPATION IN THE PLAN

     2.1 Commencement Of Participation. An employee of the Company becomes a Participant on the earliest Entry Date on which he satisfies all of the following conditions:

          (a) he is an Eligible Employee;

          (b) he is eligible to participate in the Qualified Plan (except that this condition may be waived by the Board of Directors); and

          (c) he has executed a valid Salary Reduction Agreement that is still in effect.

     2.2 Cessation Of Participation. If a Participant ceases to satisfy any of the conditions set forth in Section 2.1, his participation in this Plan terminates immediately, except that his Accounts will continue to be held for his benefit and will be distributed to him in accordance with the provisions of
Article 5. He may resume participation as of any Entry Date on which he again satisfies the conditions of Section 2.1.

                                     ARTICLE 3.

                             ACCOUNTS UNDER THE PLAN

     3.1 Establishment of Accounts. The accounts specified in this Section 3.1 are established under the Plan to record the liability of the Company to Participants. All Accounts are maintained on the books of the Company.

     3.1.1 Salary Reduction Accrual Accounts. A Salary Reduction Accrual Account is maintained for each Participant for the purpose of recording the current value of his Salary Reduction Accruals.

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     3.1.2     Matching Contribution Accounts.  A Matching Contribution Account
is maintained for each Participant for the purpose of recording the value of Matching Contributions credited on his behalf in accordance with Section 4.1.2.

     3.1.3 Company Contribution Accounts. A Company Contribution Account is maintained for each Participant for the purpose of recording the value of Company Contributions credited on his behalf in accordance with Section 4.1.3.

     3.2 Valuation of Accounts. All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Committee. The value of an Account as of any Valuation Date is equal to the sum of -

          (a) the fair market value as determined by the Trustee of the Account's interest in the Trust Fund, plus

          (b) any benefits accrued under Article 4 with respect to which the Company has not yet made contributions to the Trust Fund.

                                     ARTICLE 4.

                                 ACCRUAL OF BENEFITS

     4.1 Types of Contribution. For any Plan Year, Participants may accrue benefits under each of the provisions of this Section 4.1.

     4.1.1 Salary Reduction Accruals. Salary Reduction Accruals are credited to each Participant to the extent specified in his Salary Reduction Agreement in effect for the Plan Year.

     4.1.2 Accrual of Matching Contributions. Matching Contributions are credited to each Participant for a Plan Year if the Board of Directors determines that Matching Contributions will accrue for that year. The Matching Contribution credited to a Participant for a Plan Year equals:

          (a) the lesser of (i) fifty percent (50%) of the sum of his Salary Reduction Accruals to this Plan and his elective contributions to the Qualified Plan, or (iii) three percent of his Compensation for the Plan Year, reduced by

          (b) matching contributions made to the Qualified Plan on his behalf with respect to the Plan Year.

     4.1.3 Accrual of Company Contributions. In addition to Salary Reduction Contributions and Matching Contributions, the Company may, in the discretion of the Board of Directors, credit Participants with Company Contributions in such amount as the Board may determine.

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     4.2  Timing Of Accruals.  Salary Reduction Accruals are deemed to accrue on the date on which the Participant would otherwise have received the Compensation that he elected to defer. Matching Contributions are deemed to accrue on the date of the Salary Reduction Accruals to which they relate. Company Contributions are deemed to accrue on the last day of the Plan Year to which they relate. A Participant whose Termination of Employment occurred before the date on which any amount of Company Contributions described in Section 4.1.3 would otherwise have accrued is not entitled to that accrual, unless his Termination of Employment was due to death, Disability or retirement at or after his Early Retirement Date or Normal Retirement Date.

     4.3  Salary Reduction Agreements

     4.3.1 Authorization of Salary Reduction Accruals. By executing a Salary Reduction Agreement with respect to a Plan Year, a Participant may elect to have Salary Reduction Accruals credited under the Plan on his behalf. The current salary and bonus of a Participant who executes a Salary Reduction Agreement are reduced by the amount specified in his election, and an equal amount is accrued under the Plan in accordance with Section 4.1.1. An Agreement may specify either a dollar amount or a percentage reduction and may specify whether the reduction is applied to regular salary, to bonuses or to both. Salary Reduction Contributions may not be made with respect to Compensation other than salary and bonuses to be earned and paid subsequent to the date the Salary Reduction Agreement is effective.

     4.3.2 Timing of Salary Reduction Agreements. A Salary Reduction Agreement with respect to any Plan Year after 1994 must be executed no later than the last day of the preceding Plan Year. A Salary Reduction Agreement for the 1994 Plan Year must be executed within 30 days after the Effective Date. No Salary Reduction Agreement may be amended or revoked after the last day on which it could have been executed, except that an agreement is automatically revoked if the Participant who executed it ceases to be eligible to participate in the Plan.

     4.3.3 Limitations on Salary Reduction Accruals. The amount deferred by a Participant in accordance with Section 4.3.1 for any Plan Year after 1994 may not exceed fifteen percent (15%) of his Compensation for such year, less his salary reduction contributions under the Qualified Plan. The amount deferred by a Participant in accordance with Section 4.3.1 for calendar year 1994, the initial Plan Year, may not exceed sixty percent (60%) of his Compensation that is eligible for a deferral election.

     4.4 Contributions to Trust Fund. The Company will establish an irrevocable Trust Fund and make contributions to it corresponding to any or all amounts accrued under Section 4.1. Contributions under Section 4.1.1 are intended to be made monthly and, in any event, will be made as soon as reasonably practicable after the accrual of the benefits to which they relate. Contributions under Sections 4.1.2 and 4.1.3 will be made as soon as reasonably practicable after the accrual, or Board authorization, if later, of benefits to which they relate. Contributions are credited with income, expense, gains and losses in accordance with the investment experience

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of the Trust Fund or in any other manner determined by the Committee.  The
Committee may direct the Trustee to establish investment funds, including funds invested wholly or partially in stock of the Company, within the Trust Fund and to permit Participants to request the allocation of their Account balances among these funds in accordance with rules prescribed by the Committee. The Company in its sole discretion may invest the funds as requested; however, it is under no obligation to do so. The Committee may alter the available funds or the procedures for allocating Account balances among them at any time; provided, however, that only contributions made with respect to Matching Contributions and Company Contributions may be invested in stock of the Company.

     4.5 Status of the Trust Fund. Notwithstanding any other provision of this Plan, all assets of the Trust Fund remain the property of the Company and are subject to the claims of its creditors. No Participant has any priority claim on Trust assets or any security interest or other right in or to them superior to the rights of general creditors of the Company.

     4.6 Nonalienability. A Participant's rights under this Plan may not be voluntarily or involuntarily assigned or alienated.

                                      ARTICLE 5.

                                       VESTING

     5.1 Definition of "vesting". A Participant's interest in his Accounts is "vested" when it is not subject to forfeiture for any reason. The nonvested portion of an Account is forfeited upon Termination of Employment.

     5.2  Vesting requirements

     5.2.1 Salary Reduction Accrual Account. A Participant's shall be fully (100%) vested in his Salary Reduction Accrual Account at all times.

     5.2.2 Matching Contribution Account. A Participant shall have no vested interest in his Matching Contribution Account except as is otherwise provided by this Section 5.2.2. Provided a Participant's employment by the Company is not terminated for cause, a Participant shall be fully (100%) vested at the earlier of: (a) the occurrence of an event described in Section 5.2.5 or
(b) the expiration of twenty-four (24) months following the Participant's Termination of Employment without such Participant becoming engaged as an employee or consultant to a competitor of the Company at any time within such twenty-four (24) month period.

     5.2.3 Company Contribution Account. A Participant shall have no vested interest in his Company Contribution Account except as is otherwise provided by this Section 5.2.3. Provided a Participant's employment by the Company is not terminated for cause, a Participant shall become fully or partially vested as follows: (a) fully (100%) vested upon

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The occurrence of an event described in Section 5.2.5 or (b) vested to the extent provided by Section 5.2.4 upon the expiration of twenty-four (24) months following the Participant's Termination of Employment without such Participant becoming engaged as an employee or consultant to a competitor of the Company within such twenty-four (24) month period.

     5.2.4 Vesting Schedule. For purposes of Section 5.2.3, a Participant's vested percentage shall be determined, based on his number of Years of Service as of the date of Termination of Employment, in accordance with the following schedule:

     Years of Service                         Vested Percentage
     Less than one year                                0%
     One year but fewer than two years                20%
     Two years but fewer than three years             40%
     Three years but fewer than four years            60%
     Four years but fewer than five years             80%
     Five or more years                              100%

5.2.5 Full Vesting Upon Retirement, Death Or Disability. The events referred to in Sections 5.2.2 and 5.2.3 are as follows: (a) the Participant's Early Retirement Date, Normal Retirement Date or date of death, if his Termination of Employment has not previously occurred or (b) the Committee's determination that the Participant is unable to continue to perform his regular duties on account of Disability.

                                     ARTICLE 6.

                         DISTRIBUTIONS TO PARTICIPANTS

     6.1 Date And Manner Of Distribution. All benefits accrued under all Accounts of a Participant will be distributed in a single lump-sum to the Participant or his Beneficiary as soon as practicable following death, Disability, or retirement at or after age 65 or Early Retirement, and for other forms of Termination of Employment following the end of the period specified in sections 5.2.2 and 5.2.3.

     6.2 Type Of Property To Be Distributed. All distributions from the Plan to Participants and Beneficiaries are made in cash, unless the Committee determines that stock or securities of the Company should be distributed.

     6.3 Manner Of Distribution To Minors Or Incompetents. If at any time any distributee is, in the judgment of the Committee, legally, physically or mentally incapable of receiving any distribution due to him, the distribution may, if the Committee so directs, be made to the guardian or legal representative of the distributee, or, if none exists, to any other person or institution that, in the Committee's judgment, will apply the distribution in the best interests of the intended distributee.

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     6.4  Election Of Beneficiary

     6.4.1 Designation Or Change Of Beneficiary By Participant. When an Eligible Employee qualifies for participation in the Plan, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant's current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.

     6.4.2 Beneficiary If No Election Is Made. Unless a different Beneficiary has been elected in accordance with Section 6.4.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

                                       ARTICLE 7.

                           AMENDMENT OR TERMINATION OF THE PLAN

     7.1 Company's Right To Amend Plan. The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it in whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Committee and all other parties in interest. Without restricting or limiting the Company's right to terminate or amend the Plan, a change of control or reorganization of the Company or a public offering of its stock or securities will not be deemed to terminate the Plan and will not alter or affect the rights of Participants.

     7.2 When Amendments Take Effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.

     7.3 Restriction On Retroactive Amendments. No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.

                                     ARTICLE 8.

                               PLAN ADMINISTRATION

     8.1 The Administrative Committee. The Plan is administered by an Administrative Committee consisting of one or more persons appointed by the Board of Directors. The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. The Board is responsible for transmitting to the Trustee the names and authorized signatures of the members of the Committee and, as changes take place in membership, the names and signatures of new members. Any member of the Committee may resign by delivering his written resignation to the Board, the Trustee and the Committee. Any such resignation becomes effective upon its receipt by the Board or on such other date as is agreed to by the Board and the resigning member.
The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

     8.2 Powers Of The Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

          (a) to determine all questions relating to eligibility to participate in the Plan;

          (b) to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

          (c) to maintain all records necessary for the administration of the Plan that are not maintained by the Company or the Trustee;

          (d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

          (e) to establish and modify the method of accounting for the Plan or the Trust;

          (f) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

          (g) to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

     8.3  Indemnification

     8.3.1 Indemnification Of Members Of The Committee By The Company. The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

     8.3.2 Liabilities For Which Members Of The Committee Are Indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

     8.3.3 Company's Right To Settle Claims. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company.

     8.4 Claims Procedure. If a dispute arises between the Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee in writing of his claim. The Committee will review and adjudicate the claim. If the claimant and the Committee are unable to reach a mutually satisfactory resolution of the dispute WITHIN 90 DAYS AFTER THE FILING OF A CLAIM, it will be submitted to arbitration under the rules of the American Arbitration Association. Each Participant agrees, by the execution of a Salary Reduction Agreement, that arbitration will be the sole means of resolving disputes arising under the Plan and waives, on behalf of himself and his Beneficiary, any right to litigate any such dispute in a court of law.

     8.5 Expenses Of The Committee. The members of the Committee serve without compensation for services as such. All expenses of the Committee are paid by the Company.

                                     ARTICLE 9.

                                     MISCELLANEOUS

     9.1 Plan Not A Contract Of Employment. The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant nor does it constitute inducement or consideration for the initial or continued employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

     9.2 No Rights Under Plan Except As Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

     IN WITNESS WHEREOF, National Corporation for Housing Partnerships has caused these presents to be executed by its duly authorized officer and its corporate seal to be hereunto affixed by authority of its Board of Directors this 30th day of September, 1994, and NHP Management Company, as an additional adopting employer, has likewise issued those presents to be executed and sealed.

                                  National Corporation for Housing Partnerships
     [Corporate Seal]
                                  By:  /s/ Cynthia F. Stern
                                       ----------------------------------------
                                       Cynthia F. Stern

                                    FIRST AMENDMENT
                                        TO THE
                       NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS
                             EXECUTIVE RETIREMENT SAVINGS PLAN


WHEREAS the National Corporation for Housing Partnerships (the "Company") maintains the National Corporation for Housing Partnerships Executive Retirement Savings Plan (the "Plan"); and

WHEREAS Section 7.1 of the Plan authorizes the Company to amend the Plan at any time and from time to time; and

WHERAS the Company has determined it is desirable to amend the Plan to add provision for vesting in the event of a Change of Contol of the Company;

NOW, THEREFORE BE IT RESOLVED, that effective as of January 1, 1995, the Plan is hereby amended as follows:

1.   Section 1.5 through 1.29 are renumbered as 1.6 through 1.30 and a new
Section 1.5 is added as follows:

     1.5  "CHANGE OF CONTROL" means any of the following events:

     (a) the transfer of a majority of the common stock of the Company to persons unrelated to the transferors during any six (6) month period;

     (b) a merger or any other combination of the Company with any other entity, if the owners of the Comany's common stock prior to the merger or combination do not possess a majority of both the value and voting power of the successor entity; or

     (c) the sale of substantially all of the Company's assets.


Section 5.2.2 is amended to read as follows:

     5.2.2 MATCHING CONTRIBUTION ACCOUNT. A Participant shall have no vested interest in his Matching Contribution Account except as is otherwise provided by this Section 5.2.2. Provided a Participant's employment by the Company is not terminated for cause, a Participant shall be fully (100%) vested at the earlier of : (a) the occurrence of an event described in Section 5.2.5, (b) a Change of Control, or (c) the expiration of twenty-four (24) months following the Participant's Termination of Employment without such Participant becoming engaged as an employee or consultant to a competitor of the Company at any time within such twenty-four (24) month period.

Section 5.2.3 is amended to read as follows:

         5.2.3 Company Contribution Account. A Participant shall have no vested interest in his Company Contribution Account except as is otherwise provided by this Section 5.2.3. Provided a Participant's employment by the Company is not terminated for cause, a Participant shall become fully or partially vested as follows: (a) fully (100%) vested upon the occurrence of an event described in Section 5.2.5 or (b) vested to the extent provided by
    Section 5.2.4 upon the earlier of (i) Termination of Employment within twelve (12) months following a Change of Control, or (ii) the expiration of twenty-four (24) months following the Participant's Termination of Employment without such Participant becoming engaged as an employee or consultant to a competitor of the Company within such twenty-four (24) month period.

IN WITNESS WHEREOF, National Corporation for Housing Partnerships has caused
these presents to be executed by its duly authorized officer this       day of
December, 1994.


                                  National Corporation for Housing Partnerships

     [Corporate Seal]

                                  By
                                      -----------------------------------------

                                   SECOND AMENDMENT
                                        TO THE
                       NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS
                           EXECUTIVE RETIREMENT SAVINGS PLAN


WHEREAS the National Corporation for Housing Partnerships (the "Company") maintains the National Corporation for Housing Partnerships Executive Retirement Savings Plan (the "Plan"); and

WHEREAS Section 7.1 of the Plan authorizes the Company to amend the Plan at any time and from time to time; and

WHEREAS the Company has determined it is desirable to amend the Plan to add provision for payment of a Participant's Salary Reduction Accrual Account as soon as practicable following the Participant's Termination of Employment for any reason;

NOW, THEREFORE BE IT RESOLVED, that effective as of January 1, 1995, the Plan is hereby amended as follows:

Section 6.1 is amended to read as follows:

     6.1 DATE AND MANNER DISTRIBUTION. All benefits accrued under all Accounts of a Participant will be distributed in a single lump-sum to the Participant or his Beneficiary as soon as practicable following death, Disability, or retirement at or after age 65 or Early Retirement. For other forms of Termination of Employment, all benefits accrued under the Salary Reduction Accrual Account will be distributed in a singe lump sum to the Participant as soon as practicable following his Termination of Employment, and all benefits accrued under the Matching Contribution Account and Company Contribution Account will be distributed in a single sum following the end of the period specified in sections 5.2.2 and 5.2.3.

IN WITNESS WHEREOF, National Corporation for Housing Partnerships has caused
these presents to be executed by its duly authorized officer this       day of
December, 1994.


                                 National Corporation for Housing Partnerships

     [Corporate Seal]

                                 By
                                    -------------------------------------------

                                   THIRD AMENDMENT
                                        TO THE
                    NHP INCORPORATED EXECUTIVE RETIREMENT SAVINGS PLAN

                                    (formerly the
                       National Corporation for Housing Partnerships
                           Executive Retirement Savings Plan)


     NHP Incorporated ("NHP") pursuant to the authorization its Board of Directors, has amended the National Corporation for Housing Partnerships Executive Retirement Savings Plan ("Plan") effective May 1, 1995 as set forth below.

     WITNESSETH

     WHEREAS, the National Corporation for Housing Partnerships (the "Company") maintains the National Corporation for Housing Partnerships Executive Retirement Savings Plan (the "Plan"); and

     WHEREAS, pursuant to a plan of reorganization, the Company has transferred all its employees to NHP and pursuant to such plan such employees will continue to provide same services for NHP that they performed as employees of the Company, from the same locations and using the same resources as before the transfer; and

     WHEREAS, Section 7.1 of the Plan authorizes the Company to amend the Plan at any time and from time to time; and

     WHEREAS, NHP as the successor to the Company has determined it is desirable to amend the Plan;

     NOW, THEREFORE BE IT RESOLVED, that effective as of May 1, 1996, the Plan is hereby amended as follows:

     1. All references in the Plan to "National Housing Corporation for Housing Partnership" shall mean and refer to "NHP Incorporated" including without limitation, Section 1.18 which is amended to read as follows:

     1.18 "Plan" means the NHP Incorporated Executive Retirement Savings Plan, as set forth herein and as from time to time amended.

     2. Section 5.2.2 shall be amended by adding the following sentence at the end thereof:

          If a Participant a becomes fully (100%) vested in his MatchingAccount by reason of a Change in Control, he shall nevertheless have no vested interest in any additions and the earnings on such additions to such Matching Contributions Account where such additions are made after such Change in Control.

     3. In all other respects the Plan is confirmed and ratified as amended hereby.

     IN WITNESS WHEREOF, NHP Incorporated has caused this Third Amendment to be
executed by its duly authorized officer this       day of        , 19     .

                                                 NHP Incorporated

                                                 By:
                                                      -------------------------

[ Corporate Seal]

                                  FOURTH AMENDMENT
                                       TO THE
                                  NHP INCORPORATED
                          EXECUTIVE RETIREMENT SAVINGS PLAN


WHEREAS NHP Incorporated (the "Company") maintains the NHP Incorporated Executive Retirement Savings Plan (the "Plan"); and

WHEREAS Section 7.1 of the Plan authorizes the Board of Directors of the Company to amend the Plan at any time and from time to time; and

WHEREAS the Company has determined it is desirable to amend the Plan to change the date on which Eligible Employees become Participants in the Plan;

NOW, THEREFORE BE IT RESOLVED, that effective as of           , 1996, the Plan
is hereby amended as follows:

     Section 1.15 is amended to read in its entirety as follows:

     "Entry Date" means the first day of the month beginning after thirty days or more after an employee's first day of employment with the Company.


IN WITNESS WHEREOF, NHP Incorporated has caused these presents to be executed by its duly authorized officer this 9th day of September, 1996.


                                                  NHP Incorporated


     [Corporate Seal]


                                                By /s/ Ann Torre Grant
                                                   -----------------------------
                                                   Ann Torre Grant
                                                   Chief Financial Officer
                                                   and Executive Vice President